Exhibit 1.1


                                2,000,000 Shares

                         LIFE CRITICAL CARE CORPORATION



                             UNDERWRITING AGREEMENT




                                                       _______________ ___, 1996


H.J. Meyers & Co., Inc.
   (as Representative of the Several
    Underwriters named in Schedule I hereto)
1895 Mt. Hope Avenue
Rochester, New York  14620

Ladies and Gentlemen:

            LIFE CRITICAL CARE CORPORATION, a Delaware corporation (the "Company"), proposes to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") pursuant to this Underwriting Agreement (the "Agreement"), an aggregate of 2,000,000 shares (the "Shares") of Common Stock of the Company, $.01 par value per share (the "Common Stock").

            In addition, the Company and certain stockholders of the Company (the "Selling Stockholders") propose to grant to the Underwriters the option referred to in Section 2(c) to purchase all or any part of an aggregate of 300,000 additional Shares to cover over-allotments. Unless the context otherwise indicates, the term "Shares" shall include the additional Shares referred to above and the Shares issuable upon exercise of the Representative's Warrant described below.

            Simultaneously with the closing on the Firm Shares (as hereinafter defined) by the Underwriters, (i) each of the Acquired Companies (as hereinafter defined) will be acquired (collectively, the "Acquisitions"), the consideration for which will be a combination of cash and shares of the Company's Common Stock as described in the Registration Statement (as hereinafter defined) and (ii) there will be a closing of a credit facility obtained by the Company (the "Credit Facility"), a portion of the proceeds of which will be used for the Acquisitions.

            You have advised the Company that the Underwriters desire to purchase the Shares, and that you have been authorized to execute this Agreement as the Representative of the Underwriters (the "Representative"). The Company confirms the agreements made by it with respect to the purchase of the Shares by the Underwriters, as follows:

            1A.        Representations  and Warranties of the Company.  The
Company  represents and warrants to, and agrees with,  each Underwriter that:

                       (a) Registration Statement and Prospectus. A registration statement (File No. 333-14755) on Form SB-2 relating to the public offering of the Shares (the "Offering"), including a preliminary form of prospectus, copies of which have heretofore been delivered to you, has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (the
"Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, and has been filed with the Commission under the Act. As used herein, the term "Preliminary Prospectus" shall mean each prospectus filed pursuant to Rule 430 or Rule 424(a) of the Rules and Regulations. The registration statement (including all financial statements, schedules and exhibits) as amended at the time it becomes effective and the final prospectus included therein are respectively referred to herein as the "Registration Statement" and the "Prospectus," except that (i) if the prospectus first filed by the Company pursuant to Rule 424(b) or Rule 430A of the Rules and Regulations or otherwise utilized and required to be so filed shall differ from said prospectus as then amended, the term "Prospectus" shall mean the prospectus first filed pursuant to said Rule 424(b) or Rule 430A or so utilized from and after the date on which it shall have been filed or utilized, and (ii) if such registration statement or prospectus is amended or such prospectus is supplemented after the effective date of such registration statement and prior to the Option Closing Date (as defined in Section 2(c)), the term "Registration Statement" shall include such registration statement as so amended, and the term "Prospectus" shall include the prospectus as so amended or supplemented, or both, as the case may be.

                       (b) Contents of Registration Statement. At the time the Registration Statement becomes effective (the "Effective Date") and at all times subsequent thereto for so long as the delivery of a prospectus is required in connection with the offering or sale of any of the Shares, (i) the Registration Statement and Prospectus will in all respects conform to the requirements of the Act and the Rules and Regulations; and (ii) neither the Registration Statement nor the Prospectus shall include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company makes no representations, warranties or agreements as to the information contained in or omitted from the Registration Statement or Prospectus in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter specifically for use in the preparation thereof. It is understood that the statements set forth in the Prospectus with respect to stabilization, the material set forth under the heading "UNDERWRITING", and the identity of Underwriters' counsel under the heading "LEGAL MATTERS" constitute the only information furnished in writing by or on behalf of any Underwriter for inclusion in the Registration Statement and Prospectus, as the case may be.

                       (c) Organization and Good Standing. The Company and each of Blue Water Medical Supply, Inc., Blue Water Industrial Products, Inc., Great Lakes Home Medical, Inc. and ABC Medical Supply, Inc. (each, an "Acquired Company" and collectively, the "Acquired Companies") have been duly incorporated and are validly existing as corporations in good standing under the laws of the jurisdiction of their incorporation, with full power and authority (corporate and other) to own their properties and conduct their business as described in the Prospectus, and are duly qualified or licensed to do business as foreign corporations and are in good standing in all other jurisdictions in which the nature of their business or the character or location of their properties requires such qualification, except where failure to so qualify will not materially affect the Company's or any of the Acquired Companies' business, properties or financial condition.

                       (d) Capitalization. The authorized capital stock of the Company as of the Effective Date will be, as set forth under the heading "DESCRIPTION OF CAPITAL STOCK" in the Prospectus, (i) 10,000,000 shares of Common Stock, par value $.01 per share, of which not more than 2,000,000 shares will be issued and outstanding as of the Effective Date, and
(ii) 500,000 shares of Preferred Stock, par value $.01 per share, of which no shares will be issued and outstanding on the Effective Date. The shares of issued and outstanding capital stock of the Company set forth thereunder have been duly authorized, validly issued and are fully paid and non-assessable; no options, warrants or other rights to purchase, agreements or other obligations to issue or agreements or other rights to convert any obligation into, any shares of capital stock of the Company have been granted or entered into by the Company, except for up to 350,000 shares of Common Stock reserved for issuance to the President and the Chief Financial Officer of the Company pursuant to options which are subject to a performance earn-out and an additional 250,000 shares of Common Stock reserved for issuance (but not yet granted) under the Company's 1996 Stock and Incentive Plan and the Non-Employee Directors Stock Option Plan. The shares conform to all statements relating thereto contained in the Registration Statement and Prospectus.

                       (e) Securities Authorized. The Shares and the Representative's Warrant (as defined in Section 12) are duly authorized and,
when  issued,  delivered  and paid for  pursuant to this Agreement,   will  be
duly   authorized,   validly   issued,   fully  paid  and non-assessable  and
free of pre-emptive rights of any security holder of the Company. Neither the filing of the Registration Statement nor the offering or sale of the Shares or the Representative's Warrant as contemplated in this Agreement gives rise to any rights, other than those which have been waived in writing or satisfied, for or relating to the registration of any shares of capital stock, except as described in the Registration Statement.


                       (f)        Authority and  Enforceability  of Agreements.
This Agreement, the Representative's Warrant, the Financial Consulting Agreement (as defined in Section 3A(r)), the Merger and Acquisition Agreement (as defined in Section 3A(s)) and the Stock Escrow Agreement (as defined in Section 3A(t)) have been duly and validly authorized, executed and delivered by the Company, and assuming due execution by the other party or parties hereto and thereto, constitute valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency or other laws affecting the rights of creditors generally. The Company has full right, power and lawful authority to authorize, issue and sell the Shares and the Representative's Warrant to be sold by it hereunder on the terms and conditions set forth herein, and no consent, approval, authorization or other order of any governmental authority is required in connection with such authorization, execution and delivery or with the authorization, issue and sale of the Shares or the Representative's Warrant, except such as may be required under the Act, state securities laws or the rules of the National Association of Securities Dealers, Inc. ("NASD").

                       (g) No Conflicts. Except as described in the Prospectus, the Company and each of the Acquired Companies are not in violation, breach or default of or under, and consummation of the transactions herein contemplated and the fulfillment of the terms of this Agreement will not conflict with or result in a breach of, any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance pursuant to the terms of, any material contract, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of the Acquired Companies is a party or by which the Company or any of the Acquired Companies may be bound or to which any of the property or assets of the Company or any of the Acquired Companies are subject, nor will such action result in any violation of the provisions of the certificate of incorporation or the by-laws of the Company, as amended, or any statute or any order, rule or regulation applicable to the Company or any of the Acquired Companies of any court or of any regulatory authority or other governmental body having jurisdiction over the Company or any of the Acquired Companies.

                       (h)        Title to Assets.  Subject to the
qualifications stated in the Prospectus, the Company has good and marketable title to all properties and assets described in the Prospectus as owned by it, including without limitation intellectual property, free and clear of all liens, charges, encumbrances, equities, claims or restrictions, except such as are not materially significant or important in relation to its business; all of the material leases and subleases under which the Company is the lessor or sublessor of properties or assets or under which the Company holds properties or assets as lessee or sublessee as described in the Prospectus are in full force and effect, and, except as described in the Prospectus, the Company is not in default in any material respect with respect to any of the terms or provisions of any of such leases or subleases, and no claim has been asserted by anyone adverse to rights of the Company as lessor, sublessor, lessee or sublessee under any of the leases or subleases mentioned above, or affecting or questioning the right of the Company to continued possession of the leased or subleased premises or assets under any such leases or sublease except as described or referred to in the Prospectus; and the Company owns or leases all such properties described in the Prospectus as are necessary to its operations as now conducted and, except as otherwise stated in the Prospectus, as proposed to be conducted as set forth in the Prospectus. As of the First Closing Date (as defined in Section 2(b) hereof), after giving effect to the Acquisitions, all of the assets of each of the Acquired Companies will be owned by the Company free and clear of all liens, charges, encumbrances, equities, claims and restrictions.

                       (i) Independent Accountants. Ernst & Young LLP ("E&Y"), who have examined and certified and given their report on certain financial statements filed and to be filed with the Commission as a part of the Registration Statement, which are included in the Prospectus, are independent public accountants within the meaning of the Act and the Rules and Regulations.

                       (j) Financial Statements. The financial statements, together with the related notes set forth in the Registration
Statement  and  the  Prospectus,   present  fairly  the  financial position,
results of operations, changes in stockholders' equity and cash flows of the Company and each Acquired Company on the basis stated in the Registration Statement, at the respective dates and for the respective periods to which they apply. Such financial statements and related notes have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the entire period involved, except to the extent disclosed therein. The financial information for each of the periods presented in the Registration Statement and the Prospectus present a true and complete statement of the financial position of the Company and each Acquired Company at the dates indicated and the results of their operations for the periods then ended. The selected historical financial information set forth under the headings "SUMMARY FINANCIAL INFORMATION" and "SELECTED FINANCIAL DATA" included in the Registration Statement and the Prospectus present fairly the information shown therein and have been prepared on a basis consistent with that of the audited financial statements included in the Registration Statement and the Prospectus. The pro forma condensed consolidated financial statements of the Company, and the related notes thereto, set forth in the Registration Statement and the Prospectus, have been prepared in conformity with the requirements of the Act and the Rules and Regulations and present fairly the pro forma information shown therein; and the pro forma adjustments on such pro forma financial statements have been properly applied on the basis described in the related notes thereto and the assumptions used in preparing such adjustments are reasonable. The pro forma financial data set forth in the Prospectus under the headings "SUMMARY FINANCIAL DATA" and "SELECTED FINANCIAL DATA" have been prepared on a basis consistent with the pro forma consolidated financial statements of the Company.

                       (k) No Material Change. Except as described in the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, neither the Company nor any of the Acquired Companies has incurred any liabilities or obligations, direct or contingent, not in the ordinary course of business, or entered into any transaction not in the ordinary course of business, which is material to the business of the Company or any such Acquired Company; and there has not been any change in the capital stock of, or any incurrence of long-term debt by, the Company or any of the Acquired Companies or any issuance of options, warrants or other rights to purchase the capital stock of the Company or any adverse change or any development involving, so far as the Company can now reasonably foresee, a prospective adverse change in the condition (financial or other), net worth, results of operations, earnings, business, key personnel or properties of the Company or any of the Acquired Companies which would be material to the business or financial condition of the Company or any such Acquired Company; and neither the Company nor any of the Acquired Companies has become party to, and neither the business nor the property of the Company or any of the Acquired Companies has become the subject of, any material litigation, whether or not in the ordinary course of business.

                       (l) Environmental Compliance. The property, assets and operations of the Company and each of the Acquired Companies comply in all material respects with all applicable federal, state or local laws, rules, orders, decrees, judgments, injunctions, licenses, permits or regulations relating to environmental matters (the "Environmental Laws"), except to the extent that failure to comply with such Environmental Laws would not result in any material adverse change in the condition (financial or other), business, prospects, revenues, net worth or properties of the Company or any of the Acquired Companies. None of the Company's nor any of the Acquired Companies' property, assets or operations is the subject of any federal, state or local investigation evaluating whether any remedial action is needed to respond to a release of any substance regulated by or form the basis of liability under any Environmental Laws (a "Hazardous Material") into the environment or is in contravention of any federal, state, local or foreign law, order or regulation that would result in any material adverse change in the condition (financial or other), business, prospects, revenues, net worth or properties of the Company or any of the Acquired Companies. Neither the Company nor any of the Acquired Companies has received any notice or claim, nor are there pending threatened or reasonably anticipated lawsuits against it with respect to violations of an Environmental Law or in connection with the release of any Hazardous Material into the environment. Neither the Company nor any of the Acquired Companies has any material contingent liability in connection with any release of Hazardous Material into the environment.

                       (m)        Internal  Controls.  The Company  maintains a
system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as
necessary  to  permit  preparation  of  financial   statements  in conformity
with generally accepted accounting principles and to maintain accountability for assets; (ii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                       (n) Litigation. Except as set forth in the Prospectus, there is not now pending nor, to the best knowledge of the Company, threatened, any action, suit or proceeding (including those related to environmental matters or discrimination on the basis of age, sex, religion or race), whether or not in the ordinary course of business, to which the Company, any of the Acquired Companies, the sellers of the Acquired Companies or their respective property is subject or affected before or by any court or governmental agency or body, which might result in any material adverse change in the condition (financial or other), business prospects, revenues, net worth or properties of the Company or any of the Acquired Companies; and no labor disputes involving the employees of the Company or any of the Acquired Companies exist which might be expected to materially adversely affect the conduct of the business, property, operations or the condition (financial or otherwise) or earnings of the Company or any such Acquired Company.

                       (o)        Taxes.  Except as disclosed in the
Prospectus, the Company and each of the Acquired Companies have filed all necessary federal, state, local and foreign income and franchise tax returns and has paid all taxes shown as due thereon; and there is no tax deficiency which has been asserted against the Company or any of the Acquired Companies or, to the best knowledge of the Company, any basis for asserting a tax deficiency against the Company or any of the Acquired Companies.

                       (p) Licenses and Permits. Each of the Company and the Acquired Companies has all material licenses (including without limitation all necessary Medicare and Medicaid licenses), permits and other governmental authorizations currently required for the conduct of its business or the ownership of its property as described in the Prospectus, has current Medicare provider numbers and is in all material respects complying therewith and owns or possesses adequate rights to use all material patents, patent applications, trademarks, service-marks, mark registrations, copyrights and licenses necessary for the conduct of such business and, except as described in the Prospectus, has not received any notice of conflict with the asserted rights of others in respect thereof. To the best knowledge of the Company, none of the activities or business of the Company or of any of the Acquired Companies is in violation of, or causes the Company or any of the Acquired Companies to violate, any law, rule, regulation or order of the United States, any state, county or locality, or of any foreign agency or locality, the violation of which
would  have  a  material  adverse  impact  upon  the  condition   (financial  or
otherwise), business, property, prospective results of operations or net worth of the Company or any such Acquired Company.

                       (q) Insurance. Each of the Company and the Acquired Companies maintains insurance of the types and in amounts which it reasonably believes to be adequate for its business, in such amounts and with such deductible as is customary for companies in the same or similar business, all of which insurance is in full force and effect. The Company has no reason to believe that it will not be able to renew the existing insurance coverage for the Acquired Companies as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business upon completion of the Acquisitions.

                       (r) No Prohibited Payments. The Company has not, directly or indirectly, at any time (i) made any contributions to any candidate for political office, or if made, failed to disclose fully any such contribution made in violation of law, or (ii) made any payment to any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments or contributions required or allowed by applicable law. The Company's internal accounting controls and procedures are sufficient to cause the Company to comply in all material respects with the Foreign Corrupt Practices Act of 1988, as amended.

                       (s) Transfer Taxes. On the Closing Dates (as defined in Section 2(d)), all transfer or other taxes (including franchise, capital stock or other tax, other than income taxes imposed by any jurisdiction), if any, which are required to be paid in connection with the sale and transfer of the Shares to the Underwriters hereunder will have been fully paid or provided for by the Company and all laws imposing such taxes will have been fully complied with.

                       (t) Exhibits. All contracts and other documents of the Company which are, under the Rules and Regulations, required to be described in, or filed as exhibits to, the Registration Statement have been so described or filed.

                       (u) Stabilization Activities. Each of the Company and its directors and officers has not taken and will not take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Shares to facilitate the sale or resale of the Shares hereunder.

                       (v)        No Subsidiaries.  The Company has no
subsidiaries.

                       (w) No Finders. The Company has not entered into any agreement pursuant to which any person is entitled either directly or indirectly to compensation from the Company for services as a finder in connection with the proposed Offering.

                       (x) No Unlawful Prospectuses. The Company has not distributed any prospectus or other offering material in connection with the Offering contemplated herein, other than any Preliminary Prospectus, the Prospectus or other material permitted by the Act and the Rules and Regulations.

                       (y) Shareholder Agreements; Registration Rights. Except as described in the Prospectus, no security holder of the Company has any rights with respect to the purchase, sale or registration of any securities of the Company and all registration rights with respect to the Offering have been waived.

                       (z) Lock-Up Agreements. The Company has obtained from all of its directors, officers, shareholders and holders of options or warrants to purchase Common Stock and from the sellers of the Acquired Companies, written agreements in favor of the Representative restricting the sale, pledge or other transfer of shares of Common Stock for a period of eighteen (18) months from the Effective Date without the prior written consent of the Representative, which consent shall not be unreasonably withheld.

            1B.        Representations and Warranties of the Selling
Stockholders. Each Selling Stockholder represents and warrants to each Underwriter that:

                       (a) Title to Assets. Such Selling Stockholder now has, and on any Option Closing Date will have, valid and unencumbered title to the Shares to be sold by such Selling Stockholder, free and clear of any lien, claim, security interest or other encumbrance, including, without limitation, any restriction on transfer or other defect in title except for any lien, claim, security interest, encumbrance or restriction on transfer created pursuant hereto.

                       (b) Right to Assign Shares. Such Selling Stockholder now has, and on any Option Closing Date will have, full legal right, power and authorization to sell, assign, transfer and deliver such Shares in the manner provided in this Agreement, and upon delivery of and payment for such Shares hereunder, the several Underwriters will acquire valid and marketable title to such Shares hereunder, the several Underwriters will acquire valid and marketable title to such Shares, free and clear of any lien, claim, security interest, or other encumbrance, restriction on transfer or other defect in title.

                       (c)        Authority and  Enforceability  of Agreements.
This Agreement and the Custody Agreement (as defined below) have been duly authorized, and in the case of this Agreement, when executed and delivered on behalf of such Selling Stockholder in accordance with the Custody Agreement, have been duly executed and delivered by or on behalf of such Selling Stockholder and are the valid and binding agreements of such Selling Stockholder enforceable against such Selling Stockholder in accordance with their respective terms, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws or principles of public policy and except as enforcement hereof and thereof may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and by general equitable principles.

                       (d)        No Governmental  Approval; No Conflicts.
Neither the execution and delivery of this Agreement or the Custody Agreement by or on behalf of such Selling Stockholder nor the consummation of the transactions herein or therein contemplated by or on behalf of such Selling Stockholder requires any consent, approval, authorization or order of, or
filing  or  registration  with,  any  court,   regulatory  body, administrative
agency or other governmental body, agency or official (except such as may be required under the Act, state securities laws governing the purchase and distribution of the Shares or by the rules of the NASD) or any other approval or conflicts or will conflict with or constitutes or will constitute a breach of, or default under, or violates or will violate, any agreement, indenture or other instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is or may be bound or to which any of such Selling Stockholder's property or assets is subject, or any statute, law, rule, regulation, ruling, judgment, injunction, order or decree applicable to such Selling Stockholder or to any property or assets of such Selling Stockholder.

                       (e)        Contents  of  Registration  Statement.   Such
Selling Stockholder has reviewed the Registration Statement and the Prospectus. The Registration Statement does not contain an untrue statement of a material fact with respect to such Selling Stockholder or omit to state a material fact with respect to such Selling Stockholder required to be stated therein or necessary to make the statements therein with respect to such Selling Stockholder not misleading and the Prospectus does not contain an untrue statement of a material fact with respect to such Selling Stockholder or omit to state a material fact with respect to such Selling Stockholder necessary to make the statements therein with respect to such Selling Stockholder, in light of the circumstances under which they were made, not misleading and, except as disclosed in the Registration Statement and the Prospectus, such Selling Stockholder knows of no material adverse information concerning the current or prospective operations of the Company.

                       (f) Representations and Warranties. The representations and warranties of such Selling Stockholder in the Custody Agreement are, and on any Option Closing Date will be, true and correct.

                       (g) Stabilization Activities. Such Selling Stockholder has not taken, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares, except for the lock-up arrangements described in the Prospectus.

            2.         Purchase, Delivery and Sale of the Shares.

                       (a) Purchase Price for Shares. The Shares shall be sold to and purchased by the Underwriters hereunder at the purchase price of $_____ per Share [the initial public offering price of the Shares of $_____ less an underwriting discount of nine percent (9%)] (the "Purchase Price").

                       (b) Firm Shares. Subject to the terms and conditions of this Agreement, and upon the basis of the representations, warranties and agreements herein contained, the Company agrees to issue and sell to the Underwriters, and the Underwriters agree to buy from the Company at the Purchase Price at the place and time hereinafter specified, the number of Shares set forth opposite each Underwriter's name in Schedule I hereto (the "Firm Shares").

            Delivery of the Firm Shares against payment therefor shall take place at the offices of H.J. Meyers & Co., Inc., 1895 Mt. Hope Avenue, Rochester, New York 14620 (or at such other place as may be designated by agreement between you and the Company) at 10:00 a.m. New York time on ____________ ___, 1996, or at such later time and date, not later than ten (10) banking days after the Effective Date, as you may designate, such time and date of payment and delivery for the Firm Shares being herein called the "First Closing Date." Time shall be of the essence and delivery at the time and place specified in this subsection (a) is a further condition to the obligations of the Underwriters hereunder.

                       (c) Over-Allotment Option. The Company and the Selling Stockholders also agree, subject to all the terms and conditions of this  Agreement  and to such  adjustments  as you may determine  in order to
avoid  fractional  shares,  to issue  (in the case of the Company)   and  sell
to  the   Underwriters,   and,   upon  the  basis  of  the representations,
warranties and agreements of the Company and the Selling Stockholders herein contained and subject to all the terms and conditions set forth herein, the Underwriters shall have the right to purchase from the Company and the Selling Stockholders, at the same price per Share as the Underwriters shall pay for the Firm Shares being sold pursuant to this Agreement (such additional Shares being referred to herein as the "Option Shares"), pursuant to an option (the "Over-Allotment Option") which may be exercised, in whole or in part, within thirty (30) calendar days after the Effective Date (or, if such 30th day shall be a Saturday or Sunday or a holiday, on the next business day thereafter when the New York Stock Exchange is open for trading), up to an aggregate of 300,000 Option Shares, of which up to an aggregate of [50,000] Option Shares may be purchased from the Selling Stockholders and of which up to an aggregate of [240,000] Option Shares may be purchased from the Company. The maximum number of Option Shares subject to sale by each Selling Stockholder shall be as set forth opposite the name of such Selling Shareholder on Schedule II hereto. If the Underwriters exercise all or part of the Over-Allotment Option, Option Shares will be purchased by the Underwriters pro rata from the Selling Stockholders and the Company in proportion to the maximum number of Option Shares which each of them has agreed to sell. Upon any exercise of the Over-Allotment Option, each Underwriter, severally and not jointly, agrees to purchase from the Company and each Selling Stockholder the number of Option Shares (subject to such adjustments as you may determine in order to avoid fractional shares) which bears the same proportion to the number of Option Shares to be sold by the Company or such Selling Stockholder as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto (or such number of Firm Shares increased as set forth in Section 9 hereof) bears to the aggregate number of Firm Shares to be sold by the Company.

            This Over-Allotment Option may be exercised by the Underwriters upon notice by you to the Company and the Attorneys-in-Fact (as defined below) advising it as to the amount of Option Shares as to which the Over-Allotment Option is being exercised, the names and denominations in which the certificates for such Option Shares are to be registered and the time and date when such certificates are to be delivered. Such time and date shall be determined by you but shall not be earlier than four (4) and not later than ten (10) full business days after the exercise of said option, nor in any event prior to the First Closing Date, and such time and date is referred to herein as the "Option Closing Date." Delivery of the Option Shares against payment therefor shall take place at the offices of H.J. Meyers & Co., Inc., 1895 Mt. Hope Avenue, Rochester, New York 14620. Time shall be of the essence, and delivery at the time and place specified in this subsection (c) is a further condition to the obligations of the Underwriters hereunder.

            Certificates in transferable form for the Option Shares that each of the Selling Stockholders agrees to sell pursuant to this Agreement have been placed in custody with ___________________ (the "Custodian") for delivery under this Agreement pursuant to a Custody Agreement and Power of Attorney (the "Custody Agreement") executed by each of the Selling Stockholders appointing __________________________ as agents and attorneys-in-fact (the "Attorneys-in-Fact"). Each Selling Stockholder agrees that (i) the Shares represented by the certificates held in custody pursuant to the Custody Agreement are subject to the interests of the Underwriters, the Company and each other Selling Stockholder, (ii) the arrangements made by the Selling Stockholders for such custody are, except as specifically provided in the
Custody Agreement, irrevocable and (iii) the obligations of the Selling Stockholders hereunder and under the Custody Agreement shall not be terminated by any act of such Selling Stockholder or by operation of law, whether by the death or incapacity of any Selling Stockholder or the occurrence of any other event. If any Selling Stockholder shall die or be incapacitated or if any other event shall occur before the delivery of the Shares hereunder, certificates for the Shares to be sold by such Selling Stockholder shall be delivered to the Underwriters by the Attorneys-in-Fact in accordance with the terms and conditions of this Agreement and the Custody Agreement as if such death or incapacity or other event had not occurred, regardless of whether or not the Attorneys-in-Fact of any Underwriter shall have received notice of such death, incapacity or other event. Each Attorney-in-Fact represents that he is authorized, on behalf of each of the Selling Stockholders, to execute this Agreement and any other documents necessary or desirable in connection with the sale of the Shares to be sold hereunder by such Selling Stockholder, to make delivery of the certificates for such Shares, to receive the proceeds of the sale of such Shares, to give receipts for such proceeds, to pay therefrom any expenses to be borne by such Selling Stockholder in connection with the sale and public offering of such Shares, to distribute the balance thereof to such Selling Stockholder and to take such other actions as may be necessary or desirable in connection with the transactions contemplated by this Agreement. Each Attorney-in-Fact agrees to perform his duties under the Custody Agreement.

            The Over-Allotment Option granted hereunder may be exercised only to cover over-allotments in the sale by the Underwriters of Firm Shares referred to in subsection (a) above. No Option Shares shall be sold or delivered unless all of the Firm Shares previously have been, or simultaneously are, sold and delivered.

                       (d) Inspection of Certificates. The Company (and the Selling Stockholders, if the Over-Allotment Option is exercised) will make the certificates for the Shares to be purchased by the Underwriters hereunder available to you for checking at least two (2) full business days prior to the First Closing Date or the Option Closing Date (which are collectively referred to herein as the "Closing Dates" and individually as a "Closing Date"), as the case may be. The certificates shall be in such names and denominations as you may request, at least three (3) full business days prior to the relevant Closing Dates. Time shall be of the essence, and the availability of the certificates at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

            Definitive engraved certificates in negotiable form for the Shares to be purchased by the Underwriters hereunder will be delivered by the Company (and the Selling Stockholders, if the Over-Allotment Option is exercised) to you for the several accounts of the Underwriters against payment of the purchase price by you, for the several accounts of the Underwriters, at your option, by certified or bank cashier's checks in New York Clearing House funds or by wire transfer, payable to the order of the Company and the Selling Stockholders.

            In addition, in the event the Underwriters exercise the option to purchase from the Company and the Selling Stockholders all or any portion of the Option Shares pursuant to the provisions of subsection (c) above, payment for such Option Shares shall be made, at your option, to or upon the order of the Company and the Selling Stockholders by certified or bank cashier's checks payable in New York Clearing House funds or by wire transfer, at the offices of H.J. Meyers & Co., Inc. at the time and date of delivery of such Option Shares as required by the provisions of subsection (c) above, against receipt of the certificates for such Option Shares by you for the several accounts of the Underwriters, registered in such names and in such denominations as you may request.

            It is understood that the Underwriters propose to offer the Shares to be purchased hereunder to the public upon the terms and conditions set forth in the Registration Statement, after the Registration Statement becomes effective.

            3A.        Covenants of the Company.  The Company covenants and
agrees with the Underwriters that:

                       (a)        Effectiveness  of  Registration  Statement.
(i) The Company will use its best efforts to cause the Registration Statement to become effective and, upon notification from the Commission that the Registration Statement has become effective, will so advise you and will not at any time, whether before or after the Effective Date, file any amendment to the Registration Statement or supplement to the Prospectus of which you shall not previously have been advised and furnished with a copy or to which you or your counsel shall have objected in writing or which is not in compliance with the Act and the Rules and Regulations. At any time prior to the later of
(A) the completion by the Underwriters of the distribution of the Shares contemplated hereby (but in no event more than nine (9) months after the Effective Date), and (B) twenty-five (25) days after the Effective Date, the Company will prepare and file with the Commission, promptly upon your request, any amendments or supplements to the Registration Statement or Prospectus which, in your reasonable opinion, may be necessary or advisable in connection with the distribution of the Shares.

                       (ii) Promptly after you or the Company is advised thereof, you will advise the Company or the Company will advise you, as the case may be, and confirm the advice in writing, of the receipt of any comments of the Commission, of the effectiveness of any post-effective amendment to the Registration Statement, of the filing of any supplement to the Prospectus or any amended Prospectus, of any request made by the Commission for amendment of the Registration Statement or for amending or supplementing the Prospectus or for additional information with respect thereto, or of the issuance by the Commission or any state or regulatory body of any stop orders or other order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of any Preliminary Prospectus, or of the suspension of the qualification of the Shares for offering in any jurisdiction, or the institution of any proceedings for any of such purposes, or otherwise preventing or impairing the offering of Shares, and will use its best efforts to prevent the issuance of any such order and, if issued, to obtain as soon as possible the lifting thereof. The Company and you shall not acquiesce in such order or proceeding, and shall instead use its best efforts to defend such order or proceeding, unless the Company and you agree in writing to such acquiescence.

                       (iii) The Company has caused to be delivered to you copies of each Preliminary Prospectus, and the Company has consented and hereby consents to the use of such copies for the purposes permitted by the Act. The Company authorizes the Underwriters and selected dealers to use the Prospectus in connection with the sale of the Shares for such period as in the opinion of counsel for the Underwriters the use thereof is required to comply with the applicable provisions of the Act and the Rules and Regulations. In case of the happening, at any time within such period as a Prospectus is required under the Act to be delivered in connection with sales by an underwriter or dealer, of any event of which the Company has knowledge and which materially affects the Company or the Shares, or which in the opinion of counsel for the Company or counsel for the Underwriters should be set forth in an amendment to the Registration Statement or a supplement to the Prospectus in order to make the statements therein not then misleading, in light of the circumstances existing at the time the Prospectus is required to be delivered to a purchaser of the Shares, or in case it shall be necessary to amend or supplement the Prospectus to comply with the Act or with the Rules and Regulations, the Company will notify you promptly and forthwith prepare and furnish to you copies of such amended Prospectus or such supplement to be attached to the Prospectus, in such quantities as you may reasonably request, in order that the Prospectus, as so amended or supplemented, shall not contain any untrue statement of a material fact or omit to state any material facts necessary in order to make the statements in the Prospectus, in the light of the circumstances under which they are made, not misleading. The preparation and furnishing of any such amendment or supplement to the Registration Statement or amended Prospectus or supplement to be attached to the Prospectus shall be without expense to the Underwriters, except that in case the Underwriters are required, in connection with the sale of the Shares, to deliver a Prospectus nine (9) months or more after the Effective Date, the Company will, upon request of and at the expense of the Underwriters, amend or supplement the Registration Statement and Prospectus and furnish the Underwriters with reasonable quantities of prospectuses complying with Section 10(a)(3) of the Act.

                       (iv) The Company will comply with the Act, the Rules and Regulations and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder in connection with the Offering.

                       (b) Blue Sky. The Company will use its best efforts to qualify the Shares for sale under the securities or "blue sky" laws of such jurisdictions as you may designate and furnish such information to Underwriters' counsel as may be required for registration and to comply with such laws; provided, however, that the Company shall not be required to qualify as a foreign corporation or a dealer in securities or to execute a general consent to service of process in any jurisdiction in any action other than one arising out of the offering or sale of the Shares. The Company shall, from time to time, prepare and file such statements and reports as are or may be required to continue such qualification in effect for so long a period as you may reasonably request. Legal fees of Underwriter's counsel for such qualifications shall not exceed $35,000.00, exclusive of filing fees. The Company shall promptly pay all filing fees in connection with the registration or qualification of the Shares. After each Closing Date, the Company shall, at its own expense, from time to time prepare and file such statements and reports as may be required to continue each such qualification in effect for so long a period as the Underwriters may reasonably request.

                       (c) Exchange Act Registration. The Company shall, at its own expense, prepare and file with the Commission a registration statement (on Form 8-A or Form 10) under Section 12(b) of the Exchange Act, and shall use its best efforts to cause such registration statement to be declared effective concurrently with the Registration Statement being declared effective and maintained in effect for at least five (5) years
from  the   Effective   Date  (unless   otherwise   agreed  in  writing  by  the
Underwriters).

                       (d) Prospectus Copies. The Company shall deliver to you at or before the First Closing Date two (2) signed copies of the Registration Statement including all financial statements and exhibits filed therewith, and of all amendments thereto. The Company shall deliver to or upon your order, from time to time until the Effective Date, as many copies of any Preliminary Prospectus filed with the Commission prior to the Effective Date as you may reasonably request. The Company shall deliver to you on the Effective Date and thereafter for as long as a Prospectus is required to be delivered under the Act, from time to time, as many copies of the Prospectus, in final form, or as thereafter amended or supplemented, as you may from time to time reasonably request.

                       (e) Amendments and Supplements. The Company shall, promptly upon your request, prepare and file with the Commission any amendments to the Registration Statement, and any amendments or supplements to the Preliminary Prospectus or the Prospectus, and take any other action which in the reasonable opinions of the Company's counsel and the Underwriters' counsel may be reasonably necessary or advisable in connection with the distribution of the Shares, and shall use its best efforts to cause the same to become effective as promptly as possible.

                       (f)        [NASDAQ  National  Market  Listing,   etc.
The Company shall, upon the initial filing of the Registration Statement, make all filings required to obtain approval for the quotation of the Shares on the NASDAQ National Market of The Nasdaq Stock Market and shall, unless otherwise agreed to in writing by the Underwriters, use its best efforts to effect and maintain the aforesaid approval for at least five (5) years from the date of this Agreement. In addition, the Company shall use its best efforts to cause the Common Stock to be accepted for listing on the Pacific Stock Exchange or other exchange acceptable to the Representative, if such listing has not occurred prior to the Effective Date. Within ten (10) days after the Effective Date, the Company shall cause the Company to be listed in Moody's OTC Industrial Manual, Standard & Poor's or other recognized securities manual acceptable to the Representative and cause such listing to be maintained for five (5) years from the date of this Agreement.]

                       (g) Certain Market Practices. The Company represents that it has not taken, and agrees that it will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of the Shares, or to facilitate the sale or resale of the Shares.

                       (h) Certain Representations. Neither the Company nor any representative of the Company shall make any written or oral representation in connection with the offering and sale of the Shares or the Representative's Warrant which is not contained in the Prospectus or which shall constitute a violation of the Act, the Rules and Regulations, the Exchange Act or the rules and regulations promulgated under the Exchange Act.

                       (i) Use of Proceeds. The Company will apply the net proceeds from the sale of the Shares substantially for the purposes set forth under the heading "USE OF PROCEEDS" in the Prospectus and shall file such reports with the Commission with respect to the sale of the Shares and the application of the proceeds therefrom as may be required pursuant to Rule 463 of the Rules and Regulations.

                       (j)        Twelve  Months'  Earnings  Statement.  The
Company will make generally available to its security holders and deliver to you as soon as it is practicable to do so, but in no event later than ninety (90) days after the end of twelve (12) months after its current fiscal quarter, an earnings statement (which need not be audited) covering a period of at least twelve (12) consecutive months beginning after the Effective Date which shall satisfy the requirements of Section 11(a) of the Act.

                       (k) Lock-Up. Prior to the Effective Date, the Company shall use its best efforts to cause all members of management, all officers and directors of the Company, and all holders of the outstanding securities of the Company (including the Sellers of the Acquired Companies), to execute agreements in the form previously delivered, to the effect that for a period of eighteen (18) months from the First Closing Date, such persons shall not sell, assign, hypothecate or pledge or otherwise dispose of, directly or indirectly, any shares of Common Stock of the Company, whether currently owned or subsequently acquired through the exercise of any option, warrant or right or through the conversion of any convertible security without your prior written consent, which consent shall not be unreasonably withheld, and agreeing to permit all certificates evidencing such shares to be endorsed with the appropriate restrictive legends, and consent to the placement of appropriate stop transfer orders with the transfer agent for the Company, and to note such restrictions on the transfer books and records of the Company.

                       (l) Periodic Reports. For so long as the Company is a reporting company under Section 12(b), 12(g) or Section 15(d) of the Exchange Act, the Company shall, at its own expense, furnish to its shareholders an annual report (including financial statements audited by certified public accountants) in reasonable detail. In addition, during the period ending five (5) years from the date hereof, the Company shall, at its own expense, furnish to you: (i) within ninety (90) days of the end of each fiscal year, a balance sheet of the Company and its Subsidiaries as at the end of such fiscal year, together with statements of income, stockholders' equity and cash flows of the Company and its Subsidiaries as at the end of such fiscal year, all in reasonable detail and accompanied by a copy of the certificate or report thereon of certified public accountants; (ii) as soon as they are available, a copy of all reports (financial or otherwise) distributed to security holders; (iii) as soon as they are available, a copy of all non-confidential reports and financial statements furnished to or filed with the Commission; and (iv) such other information as you may from time to time reasonably request. The financial statements referred to herein shall be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its shareholders generally.

                       (m) Option Grants Below Offering Price. During the 90-day period commencing as of the First Closing Date, the Company will not, without your prior written consent, grant options to purchase shares of Common Stock at a price less than the initial public offering price of the Shares.

                       (n) Form S-8 Registrations. For a period of one year following the First Closing Date, the Company shall not register or otherwise facilitate the registration of any of its securities issuable upon the exercise of options, warrants (other than the Representative's Warrant) or other rights, whether by means of a Registration Statement on Form S-8 or otherwise, without your prior written consent.

                       (o) Future Sales. During the period of the Offering and for a period of twelve (12) months from the Effective Date, the Company will not sell or otherwise dispose of any securities of the Company (except for shares of Common Stock issued pursuant to the exercise of options, warrants or other convertible securities outstanding prior to the Effective Date), without the prior written consent of the Underwriters, which consent shall not be unreasonably withheld. For a period of twenty-four (24) months from the Effective Date, the Company will not sell or otherwise issue any securities pursuant to Regulation S under the Act, without the Underwriters' prior written consent, which consent shall not be unreasonably withheld.

                       (p) Available Shares. The Company shall reserve and at all times keep available that maximum number of its authorized but unexercised issued shares which are issuable upon exercise of the Representative's Warrant, taking into account the anti-dilution provisions thereof.

                       (q) Management. Prior to the Effective Date, the Company will have in place key person life insurance on the life of Thomas
H. White, the President of the Company, for so long as such individual remains an officer of the Company, in the amount of $1,000,000, on terms, and with an insurance company, mutually agreed upon by the Company and you.

                       (r) Financial Consulting Agreement. On the First Closing Date and simultaneously with the delivery of the Firm Shares, the Company shall execute and deliver to you an agreement with you, in the form previously delivered to the Company by you, regarding your services as a financial consultant to the Company (the "Financial Consulting Agreement").

                       (s) Merger and Acquisition Agreement. On the First Closing Date and simultaneously with the delivery of the Firm Shares, the Company will execute and deliver to you an agreement with you regarding mergers, acquisitions and certain other forms of transactions in the form previously delivered to the Company by you (the "Merger and Acquisition Agreement").

                       (t)        Stock Escrow Agreement.          On or before
the  Effective  Date,  the  Company  shall,  and shall cause  certain of its current stockholders to, execute and deliver to you an agreement with ________________ (or other escrow agent mutually acceptable to the Company and you), in the form previously delivered to the Company by you, regarding the escrow of an aggregate of 600,000 shares of Common Stock owned by such stockholders (the "Stock Escrow Agreement"); in addition, the Company shall deliver to you copies of the option agreements between the Company and all
optionees,   which  contain  provisions  conditioning   accelerated  vesting  on
achieving certain performance earn-out criteria.

                       (u) Agreement of Management and Principal Stockholders. On or before the Effective Date, the Company shall cause the parties named therein to execute and deliver to you an agreement, in the form previously delivered to the Company by you, regarding certain undertakings by such parties in connection with the Offering (the "Agreement of Management and Principal Stockholders").

                       (v) Board of Directors Observer. For a period of thirty-six (36) months from the First Closing Date, the Company shall allow an observer designated by the Representative and acceptable to the Company to receive notice of and to attend all meetings of the Board of Directors of the Company. Such observer shall have no voting rights, and shall be reimbursed for all out-of-pocket expenses incurred in attending such meetings. The Company shall hold at least four (4) meetings per year, and the observer will be indemnified by the Company against any claims arising out of his participation at Board meetings.

                       (w) Consent to Future Issuances of Preferred Stock. The Company agrees to obtain the Representative's written consent prior to the issuance of any shares of preferred stock of any class or series of the Company during the period of thirty-six (36) months from the First Closing Date.

                       (x) DTC Transfer Sheets. The Company will supply the Representative with DTC Stock Transfer sheets on a weekly basis for the first six (6) weeks after the Effective Date and a monthly basis for one (1) year thereafter.

                       (y) Bound Volumes. Within ninety (90) days from the First Closing Date, the Company shall deliver to you, at the Company's expense, three bound volumes in form and content acceptable to you, containing the Registration Statement and all exhibits filed therewith, and all amendments thereto, and all other correspondence, filings, certificates and other documents filed and/or delivered in connection with the Offering.

                       (z) Public Relations. At least five (5) days prior to the Effective Date, the Company shall retain a public relations firm acceptable to you and on such terms as are acceptable to you, and shall continue to retain such firm, or any alternate firm acceptable to you, for a period of twenty-four (24) months following the Effective Date.

                       (aa)       Right  of  First  Refusal.   During  the
three  (3)  year  period  from  the  Effective   Date,  the Representative
shall have the right of first refusal to act as underwriter or agent for any public or private offering or sale of the securities of the Company or any successor to the Company or any of the officers or directors of the Company. In addition, the Company shall use its best efforts to assure that for a period of three (3) years following the Effective Date, the Representative shall have the right of first refusal to act as underwriter or agent for any public or private offering or sale of the securities of the Company or any successor to the Company made by any other stockholder owning beneficially at least five percent (5%) of the Company's Common Stock, not including the sellers of the Acquired Companies.

                       (bb) Rule 144 Sales. The Representative shall have the right for a three-year period after the First Closing Date, to purchase as principal or sell as agent any of the Company's securities sold pursuant to Rule 144 of the Rules and Regulations by any officer or director. The Company shall use its best efforts to cause each of the other stockholders owning beneficially at least five percent (5%) of the Company's Common Stock, not including the sellers of the Acquired Companies, to provide you the right, for a three-year period following the First Closing Date, to purchase as principal or sell as agent any of the Company's securities sold pursuant to Rule 144 of the Rules and Regulations.

                       (cc) Acquisitions. The Company will (i) use its best efforts to satisfy all conditions to the consummation of the Acquisitions as set forth in the agreements with respect thereto, (ii) use its best efforts to cause each other party to such agreements to satisfy all conditions to the consummation of the Acquisitions, and (iii) promptly notify the Underwriters of the occurrence of any event which may result in the non-consummation of any of the Acquisitions on the Closing Date.

            3B.        Covenants of the Selling Stockholders.      Each  of  the
Selling   Stockholders   agrees   with  the  several Underwriters as follows:

                       (a)        Effectiveness  of  Registration  Statement.
Such Selling Stockholder will cooperate to the extent reasonably necessary to cause the Registration Statement and any post-effective amendment thereto to become effective at the earliest possible time.

                       (b) Transfer Taxes. Such Selling Stockholder will pay all federal and other taxes, if any, on the transfer or sale of any Option Shares that are sold by such Selling Stockholder to the Underwriters.

                       (c) Performance of Conditions Precedent. Such Selling Stockholder will do or perform all things required to be done or performed by such Selling Stockholder prior to the Option Closing Date to satisfy all conditions precedent to the deliver of the Option Shares by such Selling Stockholder pursuant to this Agreement.

                       (d) Sale of Common Stock. Such Selling Stockholder shall not sell, assign, hypothecate or pledge or otherwise dispose of, directly or indirectly, any shares of Common Stock of the Company beneficially owned by such Selling Stockholder for a period of eighteen (18) months from the First Closing Date without the prior written consent of the Representative, except for shares of Common Stock to be sold by such Selling Stockholder to the Underwriters upon exercise of the Over-Allotment Option.

                       (e) Stabilization Activities. Except as stated in this Agreement and in the Preliminary Prospectus and the Prospectus, such Selling Stockholder will not take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Option Shares.

                       (f) Change in Information. Such Selling Stockholder will advise you promptly, and if requested by you, will confirm such advice in writing, within the period of time referred to in Section 3A(a)(iii) hereof, of any change in information relating to such Selling Stockholder and of any change in the Company's condition (financial or other), business, prospects, properties, net worth or results of operations or any other information relating to the Company or relating to any matter stated in the Prospectus or any amendment or supplement thereto that comes to the attention of such Selling Stockholder that suggests that any statement made in the Registration Statement or the Prospectus (as then amended or supplemented, if amended or supplemented) is or may be untrue in any material respect or that the Registration Statement or Prospectus (as then amended or supplemented, if amended or supplemented) omits or may omit to state a material fact necessary to be stated therein in order to make the statements therein not misleading in any material respect.

                       (g) Agreement of Management and Principal Stockholders. On or before the Effective Date, the Selling Stockholders shall execute and deliver to you the Agreement of Management and Principal Stockholders.

                       (h) Delivery of Form W-9. In order to document the Underwriters' compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982, as amended, with respect to the transactions herein contemplated, such Selling Stockholder agrees to deliver to you prior to or on the Option Closing Date a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

            4.         Conditions of Underwriters' Obligations.

            The obligations of the several Underwriters to purchase and pay for the Shares which they have agreed to purchase hereunder are subject to the accuracy (as of the date hereof, and as of each Closing Date) of and compliance with the representations and warranties of the Company contained herein, the performance by the Company of its obligations hereunder, and to the following conditions:

                       (a) Effective Registration Statement; No Stop Order. The Registration Statement shall have become effective and you shall have received notice thereof not later than 6:00 p.m., New York time, on the date of this Agreement, or at such later time or on such later date as to which you may agree in writing. In addition, on each Closing Date, (i) no stop order denying or suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for that or any similar purpose shall have been instituted or shall be pending or, to your knowledge or to the knowledge of the Company, shall be contemplated by the Commission, and (ii) all requests on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of Shereff, Friedman, Hoffman & Goodman, LLP, counsel for the Underwriters ("SFH&G").

                       (b) Opinion of Company Counsel. On the First Closing Date, you shall have received the opinion, dated as of the First Closing Date, of Whiteford, Taylor & Preston L.L.P., counsel for the Company ("WT&P"), in form and substance satisfactory to Underwriters' counsel, to the effect that:

                           (i) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation with full corporate power and authority to own its properties and conduct its business as described in the Prospectus, and, after giving effect to the Acquisitions, is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which the business requires such qualification and in which it owns or leases property;

                           (ii) to the best knowledge of such counsel: (A) the Company and each of the Acquired Companies has obtained, or is in the process of obtaining, all necessary licenses, permits and other governmental authorizations currently required for the conduct of its business or the ownership of its property, as described in the Prospectus; (B) such obtained licenses, permits and other governmental authorizations are in full force and effect; and (C) the Company and each of the Acquired Companies is in all material respects complying therewith;

                           (iii) (A) the authorized capitalization of the Company as of the date of the Prospectus was as set forth under the heading "CAPITALIZATION" in the Prospectus; (B) all of the shares of the Company's Common Stock now outstanding have been duly authorized and validly issued, are fully paid and non-assessable and conform to the description thereof contained in the Prospectus, have not been issued in violation of the pre-emptive rights of any stockholder and, except as described in the Prospectus, to the best knowledge of such counsel, are not subject to any restrictions upon the voting or transfer thereof; the Shares and the Representative's Warrant conform to the respective descriptions thereof contained in the Prospectus; (C) the Shares and the Representative's Warrant to be issued as contemplated in the Registration Statement have been duly authorized and, when issued and delivered against payment therefor as provided herein, will be validly issued, fully paid and nonassessable, will not have been issued in violation of the pre-emptive rights of any stockholder, and no personal liability will attach to the ownership thereof; (D) except as described in the Prospectus, the security holders of the Company do not have any pre-emptive rights or other rights to subscribe for or purchase, and there are no restrictions upon the voting or transfer of, any shares of Common Stock owned by them, except for transfer restrictions imposed by federal or state securities laws or contained in lock-up agreements; (E) the Shares and the Representative's Warrant conform in all material respects to the respective descriptions thereof contained in the Prospectus; (F) all prior sales of the Company's securities have been made in compliance with, or under an exemption from, the Act and applicable state securities laws; (G) a sufficient number of shares of Common Stock has been reserved for issuance upon exercise of the Representative's Warrant; and (H) to the best of such counsel's knowledge, except as described in the Prospectus, neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any registration rights or other rights, other than those which have been waived or satisfied or described in the Prospectus, for or relating to the registration of any securities of the Company;

                           (iv) this Agreement, the Representative's Warrant, the Financial Consulting Agreement, the Stock Escrow Agreement and the Merger and Acquisition Agreement have been duly and validly authorized, executed and delivered by the Company, and assuming due execution and delivery by you, all of such agreements are, or when duly executed will be, the valid and legally binding obligations of the Company; provided, however, that no opinion need be expressed as to the enforceability of the indemnity provisions contained in Section 6 or the contribution provisions contained in Section 7 of this Agreement;

                           (v) the certificates or instruments evidencing the Shares and the Representative's Warrant are in valid and proper legal form; and the Representative's Warrant will be exercisable for shares of Common Stock of the Company in accordance with the terms of the Representative's Warrant and at the prices therein provided for;

                           (vi) to the best knowledge of such counsel, except as required to be described in the Prospectus: (A) there is no pending or threatened legal or governmental proceeding affecting the Company or any Acquired Company or any seller of an Acquired Company which could materially and adversely affect the business, property, operations, condition (financial or otherwise) or results of operations of the Company or such Acquired Company, or which questions the validity of the Shares, this Agreement, the Representative's Warrant, the Financial Consulting Agreement, the Stock Escrow Agreement, the Agreement of Management and Principal Stockholders or the Merger and Acquisition Agreement, or any action taken or to be taken by the Company pursuant thereto; and (B) there is no legal or governmental proceeding or regulation required to be described or referred to in the Registration Statement which is not so described or referred to;

                           (vii) to the best knowledge of such counsel: (A) the Company is not in violation of or default under this Agreement, the Representative's Warrant, the Financial Consulting Agreement, the Stock Escrow Agreement or the Merger and Acquisition Agreement; and (B) and the execution and delivery hereof and thereof and the incurrence of the obligations herein and therein set forth and the consummation of the transactions herein or therein contemplated will not result in a violation of, or constitute a default under, the Certificate of Incorporation or By-laws of the Company, or any material obligation, agreement, covenant or condition contained in any bond, debenture, note or other evidence of indebtedness or in any material contract, indenture, mortgage, loan agreement, lease, joint venture, other agreement or instrument filed as an exhibit to the Registration Statement and to which the Company is a party or by which its assets are bound or any material order, rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign;

                           (viii) the Registration Statement has become effective under the Act, and to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for that or any similar purpose have been instituted or are pending before, or threatened by, the Commission;

                           (ix) the Registration Statement and the Prospectus (except for the financial statements and other financial data contained therein, or omitted therefrom, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act and the Rules and Regulations;

                           (x) all descriptions contained in the Registration Statement and the Prospectus, and any amendment or supplement thereto, of contracts and other documents are accurate and fairly present the information required to be described, and such counsel is familiar with all contracts and other documents referred to in the Registration Statement and the Prospectus and any such amendment or supplement, or filed as exhibits to the Registration Statement, and such counsel does not know of any contracts, documents, licenses or permits of a character required to be summarized or described therein or to be filed as exhibits thereto which are not so summarized, described or filed;

                           (xi) no authorization, approval, consent or license of any governmental or regulatory authority or agency is necessary in connection with the authorization, issuance, transfer, sale or delivery of the Shares by the Company, in connection with the execution, delivery and performance of this Agreement by the Company or in connection with the taking of any action contemplated herein, or the issuance of the Representative's Warrant or the Shares underlying the Representative's Warrant, other than registration or qualification of the Shares under applicable state or foreign securities or blue sky laws and registration under the Act; and

                           (xii)  the  statements  in the  Prospectus  under the
         headings "RISK FACTORS," "BUSINESS," "USE OF PROCEEDS," "MANAGEMENT," "DESCRIPTION OF CAPITAL STOCK" and "SHARES ELIGIBLE FOR FUTURE SALE" have been reviewed by such counsel and insofar as they refer to descriptions of agreements, statements of laws, descriptions of statutes, licenses, rules or regulations or legal conclusions, are correct in all material respects.

                           (xiii) Each of the agreements with respect to the Acquisitions (which have been filed with the Commission as exhibits to the Registration Statement) has been duly authorized, executed and delivered by the Company and constitutes the valid and binding obligation of the Company.

            Such  opinion  shall also state that the  examination  by  Company's counsel of the Registration Statement and its discussions with the Company and its independent auditors did not disclose any information which gives Company's counsel reason to believe that the Registration Statement (other than the financial statements and other financial and statistical information as to which counsel need not express an opinion) at the time it became effective contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (other than the schedules, financial statements and other financial and statistical information as to which no view is expressed) at the time it became effective and as of each Closing Date contained or contains any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus (other than the financial statements and other financial and statistical information as to which counsel need not express an opinion) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

            In addition, such opinion shall also cover such matters incident to the transactions contemplated hereby as you or your counsel shall reasonably request. In rendering such opinion, such counsel may rely upon certificates of any officer of the Company or public officials as to matters of fact; and may rely as to all matters of law other than the law of the United States or the State of Delaware upon opinions of counsel satisfactory to you, in which case the opinion shall state that they have no reason to believe that you and they are not entitled to so rely.

                       (c)        Corporate  Proceedings.   All  corporate
proceedings and other legal matters relating to this Agreement, the Registration Statement, the Prospectus, and other related matters shall be satisfactory to or approved by SFH&G, and you shall have received from such counsel a signed opinion, dated as of the First Closing Date, with respect to the validity of the issuance of the Shares, the form of the Registration Statement and Prospectus (other than the financial statements and other financial data contained therein), the execution of this Agreement and other related matters. The Company shall have furnished to Underwriters' counsel such documents as they may reasonably request for the purpose of enabling them to render such opinion.

                       (d) Comfort Letter. You shall have received a letter on and as of the Effective Date and again on and as of the First Closing Date, from E&Y, certified public accountants for the Company, in each instance describing the procedures carried out to a date within five (5) days of the date of the letter and substantially in the form approved by you.

                       (e)        Bring Down.  At each of the Closing  Dates,
(i) the representations and warranties of the Company contained in this Agreement shall be true and correct with the same effect as if made on and as of such Closing Date, and the Company shall have performed all of its obligations hereunder and satisfied all the conditions on its part to be satisfied at or prior to such Closing Date; (ii) the Registration Statement and the Prospectus shall contain all statements which are required to be stated therein in accordance with the Act and the Rules and Regulations, and shall in all material respects conform to the requirements thereof, and neither the Registration Statement nor the Prospectus shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) there shall have been, since the respective dates of which information is given, no material adverse change in the business, properties, condition (financial or otherwise), results of operations, capital stock, long-term or short-term debt or general affairs or operations of the Company from that set forth in the Registration Statement and the Prospectus, except changes which the Registration Statement and Prospectus indicate might occur after the Effective Date, and the Company shall not have incurred any material liabilities nor entered into any agreement not in the ordinary course of business other than as referred to in the Registration Statement and Prospectus; and (iv) except as set forth in the Prospectus, no action, suit or proceeding at law or at equity shall be pending or threatened against the Company which would be required to be disclosed in the Registration Statement, and no proceedings shall be pending or threatened against the Company before or by any commission, board or administrative agency in the United States or elsewhere, wherein an unfavorable decision, ruling or finding would materially and adversely affect the business, property, condition (financial or otherwise), results of operations or general affairs of the Company. In addition, you shall have received at the First Closing Date, a certificate signed by the principal executive officer and the principal financial or accounting officer of the Company, dated as of the First Closing Date, evidencing compliance with the provisions of this Section 4(e).

                       (f) Transfer Agent. The Company shall have appointed Continental Stock Transfer and Trust Company (or other agent mutually acceptable to the Company and you), as its transfer agent and warrant agent to transfer all of the Shares issued in the Offering, as well as to transfer other shares of the Common Stock outstanding from time to time.

                       (g)        Certain Further Matters. On each Closing Date,
Underwriters' counsel shall have been furnished with all such other documents and certificates as they may reasonably request for the purpose of enabling them to render their legal opinion to the Underwriters and in order to evidence
the   accuracy   and   completeness   of  any  of  the representations,
warranties or statements, the performance of any of the covenants, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company on or prior to each of the Closing Dates in connection with the authorization, issuance and sale of the Shares as herein contemplated shall be reasonably satisfactory in form and substance to you and to Underwriters' counsel.

                       (h) Over-Allotment Option. Upon exercise of the option provided for in Section 2(c) hereof, the obligations of the several Underwriters to purchase and pay for the Option Shares referred to therein will be subject (as of the date hereof and as of the Option Closing
Date) to the following additional conditions:

                           (i) The Registration Statement shall remain effective at the Option Closing Date, no stop order suspending the effectiveness thereof shall have been issued, and no proceedings for that or any similar purpose shall have been instituted or shall be pending, or, to your knowledge or the knowledge of the Company, shall be contemplated by the Commission, and any reasonable request on the part of the Commission for additional information shall have been complied with to the satisfaction of SFH&G.

                           (ii) On the Option Closing Date, there shall have been delivered to you the signed opinion of WT&P, dated as of the Option Closing Date, in form and substance satisfactory to SFH&G, which opinion shall be substantially the same in scope and substance as the opinion furnished to you at the First Closing Date pursuant to Section 4(b) hereof, except that such opinion, where appropriate, shall cover the Option Shares rather than the Firm Shares and include the opinions as set forth below. If the First Closing Date is the same as the Option Closing Date, such opinions may be combined.

                                    (A) This Agreement and the Custody Agreement
                  have each been duly executed and delivered by or on behalf of each of the Selling Stockholders and are valid and binding agreements of each Selling Stockholder enforceable against each Selling Stockholder in accordance with their respective terms, except (A) as enforcement of rights to indemnity and contribution hereunder and thereunder may be limited by federal or state securities laws or principles of public policy and (B) subject to the qualification that the enforceability of each of their obligations hereunder and thereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and by general equitable principles;

                                    (B) To the knowledge of such  counsel,  each
                  Selling Stockholder has full legal right, power and authorization to sell, assign, transfer and deliver valid and unencumbered title to the Option Shares such Selling Stockholder has agreed to sell pursuant to this Agreement; and upon delivery of such Option Shares pursuant this Agreement and payment therefor as contemplated herein and assuming that the several Underwriters are bona fide purchasers within the meaning of the Uniform Commercial Code as in effect in the State of New York (the "UCC"), the Underwriters will acquire valid and unencumbered title to such Shares free and clear of any adverse claim (within the meaning of Section 8-302 of the U.C.C.); and

                                    (C) To the  knowledge of such  counsel,  the
                  execution and delivery of this Agreement and the Custody Agreement by the Selling Stockholders and the consummation of the transactions contemplated hereby and thereby will not conflict with, violate, result in a breach of or constitute a default under the terms or provisions of any material agreement, indenture, mortgage or other instrument to which any Selling Stockholder is a party or by which any of them or any of their respective assets or property is bound, or any court order or decree or any law, rule, or regulation known to such counsel applicable to any Selling Stockholder or to any of the respective material property or assets of any Selling Stockholder.

                           (iii) On the Option Closing Date, there shall have been delivered to you a certificate of the principal executive officer and the principal financial or accounting officer of the Company dated the Option Closing Date, in form and substance satisfactory to SFH&G, substantially the same in scope and substance as the certificate furnished to you at the First Closing Date pursuant to Section 4(e) hereof.

                           (iv) On the Option Closing Date, there shall have been delivered to you a letter in form and substance satisfactory to you from E&Y dated the Option Closing Date and addressed to you, confirming the information in their letter referred to in Section 4(d) hereof as of the date thereof and stating that, without any additional investigation required, nothing has come to their attention during the period from the ending date of their review referred to in said letter to a date not more than five (5) days prior to the Option Closing Date which would require any change in said letter if it were required to be dated the Option Closing Date.

                           (v) All proceedings taken at or prior to the Option Closing Date in connection with the sale and issuance of the Option Shares shall be satisfactory in form and substance to you, and you and SFH&G, shall have been furnished with all such documents, certificates and opinions as you may request in connection with this transaction in order to evidence the accuracy and completeness of any of the representations, warranties or statements of the Company or its compliance with any of the covenants or conditions contained therein.

                       (i) Closing of the Acquisitions. Each of the Acquisitions shall have been completed upon the terms set forth in the Prospectus simultaneously with the closing of the purchase of the Firm Shares by the Underwriters.

                       (j) Closing of the Credit Facility. The Credit Facility shall have been completed simultaneously with the closing of the purchase of the Firm Shares by the Underwriters.

            If any of the conditions provided for in this Section shall not have been completely fulfilled as of the date indicated, this Agreement and all obligations of the several Underwriters under this Agreement may be canceled at, or at any time prior to, each Closing Date by your notifying the Company of such cancellation in writing or by telegram at or prior to the applicable Closing Date. Any such cancellation shall be without liability of any Underwriter to the Company, except as otherwise provided herein.

            5.         Conditions of the Obligations of the Company.

            The obligation of the Company to sell and deliver the Shares is subject to the following conditions:

                       (a) Registration Statement Effective. The Registration Statement shall have become effective not later than 6:00 p.m. New York time, on the date of this Agreement, or at such later time on such later date as the Company and you may agree in writing.

                       (b) No Stop Order. On each applicable Closing Date, no stop order denying or suspending the effectiveness of the Registration Statement shall have been issued under the Act or any proceedings therefor initiated or threatened by the Commission.

                       (c) Payment for Shares. On each applicable Closing Date, you shall have made payment, for the several accounts of the Underwriters, of the aggregate Purchase Price for the Shares then being purchased, by certified or bank cashier's checks payable in next-day funds to the order of the Company or the Selling Stockholders, as the case may be.

            If the conditions to the obligations of the Company provided for in this Section have been fulfilled on the First Closing Date but are not fulfilled after the First Closing Date and prior to the Option Closing Date, then only the obligation of the Company and the Selling Stockholders to sell and deliver the Option Shares upon exercise of the Over-Allotment Option shall be affected.

            6.         Indemnification.

                       (a) Indemnification by Company. As used in this Agreement, the term "Liabilities" shall mean any and all losses, claims, damages and liabilities, and actions and proceedings in respect thereof (including without limitation all reasonable costs of defense and investigation and all attorneys' fees) including without limitation those asserted by any party to this Agreement against any other party to this Agreement. The Company hereby indemnifies and holds harmless each Underwriter and each person, if any, who controls such Underwriter, within the meaning of the Act, from and against any Liabilities, joint and several, to which such Underwriter or such controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

                           (i) any untrue statement or alleged untrue statement of any material fact contained in (A) the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment thereof or supplement thereto, or (B) any "blue sky" application or other document executed by the Company specifically for that purpose or based upon written information furnished by the Company filed in any state or other jurisdiction in order to qualify any or all of the Shares and the Representative's Warrant under the securities laws thereof (any such application, document or information being hereinafter called a "Blue Sky Application"); or

                           (ii) the omission or alleged omission to state in the Registration Statement, or any amendment thereto, or the Prospectus or any Preliminary Prospectus, or any amendment or supplement thereto, or in any Blue Sky Application, a material fact required to be stated therein or necessary to make the statements therein not misleading;

provided, however, that the Company shall not be liable in any such case to the extent, but only to the extent, that any such Liabilities arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company through you by or on behalf of any Underwriter specifically for use in the preparation of the Registration Statement, or any amendment thereto, or the Prospectus or any Preliminary Prospectus, or any amendment or supplement thereto, or any such Blue Sky Application; and provided, further, that the Company shall not be liable in any such case with respect to any Preliminary Prospectus to the extent that any such loss, claim, damage or liability of each Underwriter results from the fact that such Underwriter sold shares of Common Stock to a person to whom there was not sent or given, at or prior to the time that such person was sent or given a written confirmation of such sale, a copy of the Prospectus if the Company had previously furnished copies thereof to such Underwriter and the untrue statement or omission of a material fact contained in such Preliminary Prospectus was corrected in the Prospectus. The foregoing indemnity will be in addition to any liability which the Company may otherwise have.

                       (b)        Indemnification by Selling Stockholders.
Each of the Selling Stockholders agrees, severally and not jointly, to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the indemnity from the Company to each Underwriter set forth in Section 6(a) hereof (but only with respect to information relating to such Selling Stockholder contained in any Preliminary Prospectus or in the Registration Statement or the Prospectus or any amendment or supplement thereto); provided, however, that the indemnification contained in this paragraph (b) with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) on account of any such loss, claim, damage, liability or expense arising from the sale of the Option Shares by such Underwriter to any person if a copy of the Prospectus shall not have been delivered or sent to such person within the time required by the Act and the regulations thereunder, and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in such Preliminary Prospectus was corrected in the Prospectus, provided that the Company has delivered the Prospectus to the several Underwriters in requisite quantity on a timely basis to permit such delivery or sending. The foregoing indemnity agreement shall be in addition to any liability which each of the Selling Stockholders may otherwise have.

                       (c) Indemnification by Underwriters. Each Underwriter, severally but not jointly, hereby indemnifies and holds harmless the Company, each of its directors, each nominee (if any) for director named in the Prospectus, each of the officers who have signed the Registration
Statement, each person, if any, who signed the Registration Statement, the Selling Stockholders and each person, if any, who controls the Company, within the meaning of the Act, from and against any Liabilities to which the Company or any such director, nominee, officer or controlling person or Selling Stockholder may become subject under the Act or otherwise, insofar as such Liabilities arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or any amendment thereto, or the Prospectus or Preliminary Prospectus, or any amendment or supplement thereto, or (ii) the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent that such Liabilities arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or any amendment thereto, the Prospectus or Preliminary Prospectus, or any amendment or supplement thereto, or any Blue Sky Application, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company through you by or on behalf of any Underwriter specifically for use in preparation thereof. In no event shall any Underwriter be liable under this Section 6(c) for any amount in excess of the compensation received by such Underwriter in the form of underwriting discounts or otherwise, pursuant to this Agreement or any other agreement contemplated hereby. The foregoing indemnity will be in addition to any liability which any Underwriter may otherwise have.

                       (d) Procedures for Claims. Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify in writing the indemnifying party of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, subject to the provisions herein stated, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. The indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the action with counsel reasonably satisfactory to the indemnified party; provided, however, that if the indemnified party is any Underwriter or a person who controls any Underwriter within the meaning of the Act, the fees and expenses of such counsel shall be at the expense of the indemnifying party if
(i) the employment of such counsel has been specifically authorized in writing by the indemnifying party or (ii) the named parties to any such action (including any impleaded parties) include both such Underwriter or such controlling person and the indemnifying party, and in the judgment of such Underwriter, it is advisable for such Underwriter or such controlling persons to be represented by separate counsel (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of such Underwriter or such controlling person, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys). No settlement of any action against an indemnified party shall be made without the consent of the indemnified party, which shall not be unreasonably withheld in light of all factors of importance to such indemnified party.

            7.         Contribution.

            In order to provide for just and equitable contribution under the Act in any case in which (a) any indemnified party makes claims for indemnification pursuant to Section 6 hereof but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that the express provisions of Section 6 provide for indemnification in such case, or (b) contribution under the Act may be required on the part of any indemnified party, then such indemnified party and each indemnifying party (if more than one) shall contribute to the aggregate Liabilities to which they may be subject, in either such case (after contribution from others) in such proportions that such Underwriter is responsible in the aggregate for that portion of such Liabilities represented by the percentage that the underwriting discount per Share appearing on the cover page of the Prospectus bears to the public offering price per Share appearing thereon, and the Company shall be responsible for the remaining portion provided that in the event that the Underwriters shall have purchased any Option Shares hereunder, any determination of the Liabilities of the Company, the Selling Stockholders and the Underwriters to which they may be subject shall include the proceeds (net of underwriting discounts and commissions but before deducting expenses) received by the Company and each of the Selling Stockholders and the underwriting discounts and commissions attributable to the sale of the shares of Common Stock by the Company or such Seller Stockholders from the sale of such Option Shares, in each case computed on the basis of the respective amounts set forth on the cover page of this Prospectus. If such allocation is not permitted by applicable law, then the relative fault of the Company and such Underwriter and controlling persons, in the aggregate, in connection with the statements or omissions which resulted in such damages and other relevant equitable considerations shall also be considered. Notwithstanding the foregoing, there shall be subtracted from such aggregate Liabilities suffered by the Company and any Selling Stockholder, as the case may be, any contribution received by the Company or any such Selling Stockholder from persons, other than the Underwriters, who may also be liable for contribution, including persons who control the Company, within the meaning of Section 15 of the Act, officers of the Company who signed the Registration Statement and directors of the Company, and there shall be subtracted from such aggregate Liabilities suffered by the Underwriters any contribution received by the Underwriter from persons, other than the Company (including persons who control the Company within the meaning of Section 15 of the Act, officers of the Company who signed the Registration Statement and directors of the Company), who may also be liable for contribution, including persons who control the Underwriter within the meaning of Section 15 of the Act.

            The relative fault shall be determined by reference to, among other things, whether in the case of an untrue statement of a material fact or the omission to state a material fact, such statement or omission relates to information supplied by the Company, its officers or directors, the Selling Stockholders or the Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if the respective obligations of the Company, the Selling Stockholders and the Underwriters to contribute pursuant to this Section 7 were to be determined by pro rata or per capita allocation of the aggregate Liabilities (even if the Underwriters have to be treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in this
Section 7. In addition, the contribution of any Underwriter shall not be in excess of its proportionate share of the portion of such Liabilities for which such Underwriter is responsible. No person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. As used in this Section 7, the word "Company" includes any officer, director or person who controls the Company within the meaning of
Section 15 of the Act. Each Underwriter's obligations under this Section 7 to contribute are several in proportion to their respective underwriting obligations and not joint. If the full amount of the contribution specified in this paragraph is not permitted by law, then each Underwriter and each person who controls such Underwriter shall be entitled to contribution from the Company and the Selling Stockholders to the full extent permitted by law. Notwithstanding any other provision of this Section 7, the liability of any Selling Stockholder for contribution under this Section 7 shall not exceed an amount equal to the number of Option Shares sold by such Selling Stockholder hereunder multiplied by the Price to Public per share set forth on the cover page of the Prospectus. The foregoing contribution agreement shall in no way affect the contribution liabilities of any persons having liability under
Section 11 of the Act other than the Company, the Selling Stockholders and the Underwriters. No contribution shall be requested with regard to the settlement of any matter from any party who did not consent to the settlement; provided, however, that such consent shall not be unreasonably withheld in light of all factors of importance to such party.

            8.         Costs and Expenses.

                       (a) Payment of Expenses. Whether or not this Agreement becomes effective or the sale of the Shares to the Underwriters is consummated, the Company shall pay all costs and expenses incident to the issuance, offering, sale and delivery of the Shares and the Representative's Warrant and the performance of this Agreement, including without limitation: (i) all fees and expenses of the Company's counsel and accountants; (ii) $46,315.79 payable to the Representative's counsel as reimbursement for its fees in connection with the representation of an underwriter in a proposed offering that was not completed; (iii) all costs and expenses incident to the preparation, printing, filing and distribution of the Registration Statement (including the financial statements therein and all exhibits and amendments thereto), each Preliminary Prospectus and the Prospectus, each as amended or supplemented, this Agreement and the other agreements and documents referred to herein, each in such quantities as you shall deem necessary; (iv) all fees required by the NASD to be paid in connection with the filing to be made with the NASD by the Representative with respect to the Offering; (v) all expenses, including fees (but not in excess of $35,000) and disbursements of counsel to the Underwriters, in connection with the qualifications of the Shares under the state securities or "Blue Sky" laws which you shall designate; (vi) all costs and expenses of printing the certificates representing the Shares; (vii) the expense (which shall not exceed $10,000) of placing one or more "tombstone" advertisements as directed by you;
(viii) all costs and expenses of the Company and its employees (but not of the Representative or its employees) associated with due diligence meetings and presentations; (ix) any and all taxes (including without limitation any transfer, franchise, capital stock or other tax imposed by any jurisdiction) on sales of the Shares to the Underwriters hereunder; and (x) all costs and expenses incident to the furnishing of any amended Prospectus or of any supplement to be attached to the Prospectus as called for in Section 3A(a) of this Agreement except as otherwise set forth in said Section.

                       (b) Expense Allowance. In addition to the foregoing expenses, the Company shall on the First Closing Date pay to you the balance of a non-accountable expense allowance (which shall include fees of Underwriter's counsel, exclusive of the fees referred to in Section 3(b)) of $330,000 (that being an amount equal to three percent (3%) of the gross proceeds received upon sale of the Firm Shares) of which $30,000 has been paid to you prior to the date hereof. In the event the Over-Allotment Option is exercised, the Company and the Selling Stockholders shall pay to you at the Option Closing Date an additional amount equal to three percent (3%) of the gross proceeds received by the Company and the Selling Stockholders upon exercise of the Over-Allotment Option. In the event that the transactions contemplated hereby fail to be consummated for any reason, then you shall return to the Company that portion of the $30,000 heretofore paid by the Company to the extent that it has not been utilized by you in connection with the proposed offering for accountable out-of-pocket expenses; provided, however, that if such failure is due to a breach by the Company of any covenant, representation or warranty contained herein or because any other condition to the Underwriters' obligations hereunder required to be fulfilled by the Company or any is not fulfilled, then the Company shall be liable for your accountable out-of-pocket expenses to the full extent thereof (with credit given to the $30,000 paid).

                       (c) No Finders. No person is entitled either directly or indirectly to compensation from the Company, from any Underwriter or from any other person for services as a finder in connection with the proposed offering, and the Company hereby agrees to indemnify and hold harmless each Underwriter, and each Underwriter hereby agrees to indemnify and hold harmless the Company from and against any losses, claims, damages or liabilities, joint or several (which shall, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all attorneys' fees), to which the indemnified party may become subject insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon the claim of any person (other than an employee of the party claiming indemnity) or entity that he or it is entitled to a finder's fee in connection with the proposed offering by reason of such person's or entity's influence or prior contact with the indemnifying party.

            9.         Substitution of Underwriters.

            If any Underwriter defaults in its obligation to purchase the number of Shares which it has agreed to purchase under this Agreement, you shall be obligated to purchase all of the Shares not purchased by the defaulting Underwriter unless such purchase shall cause you to be in violation of the net capital requirements of Rule 15c3-1 of the Exchange Act, in which case you, and any other underwriters satisfactory to you who so agree, shall have the right, but shall not be obligated, to purchase (in such proportions as may be agreed upon among them) all of the Shares. If any Underwriter or Underwriters default in their obligations to purchase Shares hereunder and the aggregate number of Shares that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed ten percent (10%) of the total number of Shares, you may make arrangements satisfactory to the Company for the purchase of such Shares by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Shares that such defaulting Underwriters agreed but failed to purchase. If you or the other Underwriters satisfactory to you do not elect to purchase the Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase, then this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company except for the payment of expenses to be borne by the Company and the Underwriters as provided in Section 8(a), the payment by the Company of accountable expenses as provided by Section 8(b), and the indemnity and contribution agreements of the Company and the Underwriters contained in Sections 6 and 7 hereof.

            Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have for damages caused by its default. If the other Underwriters satisfactory to you are obligated or agree to purchase the Shares of a defaulting Underwriter, either you or the Company may postpone the First Closing Date for up to seven (7) banking days in order to affect any changes that may be necessary in the Registration Statement, the Prospectus or in any other document or agreement, and to file promptly any amendments or any supplements to the Registration Statement and the Prospectus which in your opinion may thereby be made necessary.

            10.        Effective Date.

            This Agreement shall become effective upon its execution, except that you may, at your option, delay its effectiveness until 10:00 a.m., New York time, on the first full business day following the Effective Date, or at such earlier time after the Effective Date as you in your discretion shall first commence the initial public offering by the Underwriter of any of the Shares. The time of the initial public offering shall mean the time of release by you of the first newspaper advertisement with respect to the Shares, or the time when the Shares are first generally offered by you to dealers by letter or telegram, whichever shall first occur. This Agreement may be terminated by you at any time before it becomes effective as provided above, except that Sections 3A(a), 3B(a), 6, 7, 8, 13, 14, 15 and 16 shall remain in effect notwithstanding such termination.

            11.        Termination.

                       (a) Grounds for Termination. This Agreement, except for Sections 3A(a)(iii), 6, 7, 8, 13, 14, 15 and 16, may be terminated at any time prior to the First Closing Date, and the option referred to in
Section 2(c), if exercised, may be canceled at any time prior to the Option Closing Date, by you if in your sole judgment it is impracticable to offer for sale or to enforce contracts made by the Underwriters for the resale of the Shares agreed to be purchased hereunder, by reason of: (i) the Company, including assuming the closing of the Acquisitions, having sustained a material loss, whether or not insured, by reason of fire, earthquake, flood, accident or other calamity, or from any labor dispute or court or governmental action, order or decree; (ii) trading in securities on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market
having  been   suspended  or  limited;   (iii)   material   governmental
restrictions having been imposed on trading in securities generally which are not in force and effect on the date hereof; (iv) a banking moratorium having been declared by federal or New York State authorities; (v) an outbreak or significant escalation of major international hostilities or other national or international calamity having occurred; (vi) the passage by the Congress of the United States or by any state legislative body of similar impact, of any act or measure, or the adoption of any order, rule or regulation by any governmental body or any authoritative accounting institute or board, or any governmental executive, which is reasonably believed likely by you to have material adverse effect on the business, property, operations, condition (financial or otherwise) or earnings of the Company; (vii) any material adverse change in the financial or securities markets beyond normal fluctuations in the United States having occurred since the date of this Agreement; or (viii) any material adverse change having occurred, since the respective dates for which information is given in the Registration Statement and Prospectus, in the business, property, operations, condition (financial or otherwise), earnings or business prospects of the Company, whether or not arising in the ordinary course of business.

                       (b) Notification. If you elect to prevent this Agreement from becoming effective or to terminate this Agreement as provided in this Section 11 or in Section 10, the Company shall be promptly notified by you, by telephone, facsimile or telegram, confirmed by letter.

            12.        Representative's Warrant.

            On the First Closing Date, the Company will issue and sell to you, for a total purchase price of $5.00, and upon the terms and conditions set forth in the form of Representative's Warrant filed as an exhibit to the Registration Statement, a warrant entitling you to purchase 200,000 Shares (the "Representative's Warrant"). In the event of conflict in the terms of this Agreement and the Representative's Warrant, the language of the Representative's Warrant shall control.

            13.        Representations, Warranties and Agreements to Survive
                       Delivery.

            The respective indemnities, agreements, representations, warranties, covenants and other statements of the Company and the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the Underwriters, the Company, or any of its officers or directors or any controlling persons, and will survive delivery of and payment for the Shares and the termination of this Agreement.

            14.        Notice.

            All communications hereunder will be in writing and, except as otherwise expressly provided herein, if sent to any Underwriter, will be mailed, sent by facsimile transmission or overnight courier service, delivered or telegraphed and confirmed to it at H.J. Meyers & Co., Inc., 1895 Mt. Hope Avenue, Rochester, New York 14620, with a copy sent to David S. Rosenthal, Esq., Shereff, Friedman, Hoffman & Goodman, LLP, 919 Third Avenue, New York, New York 10022, or if sent to the Company, will be mailed, sent by facsimile transmission or overnight courier service, delivered or telegraphed and confirmed to it at 37885 Green Street, New Baltimore, Michigan 48047, with a copy sent to George Lawler, Esq., Whiteford, Taylor & Preston L.L.P., 210 West Pennsylvania Avenue, Towson, Maryland 21204.

            15.        Parties In Interest.

            This Agreement herein set forth is made solely for the benefit of the Underwriters, the Company and, to the extent expressed, any person controlling the Company, or any Underwriter, as the case may be, and directors of the Company, nominees for directors of the Company (if any) named in the Prospectus, the officers of the Company who have signed the Registration Statement, and their respective executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include any purchaser, as such, from any Underwriter of the Shares.

            16.        Applicable Law.

            This Agreement will be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made and to be entirely performed within such state.

            17.        Counterparts.

            This Agreement may be executed in two or more counterpart copies, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

            If the foregoing is in accordance with your understanding of our agreement, kindly sign and return this Underwriting Agreement, whereupon it will become a binding agreement between the Company and you in accordance with its terms.

                                            Yours very truly,

                                            LIFE CRITICAL CARE CORPORATION


                                            By:________________________________
                                               Name:
                                               Title:

Dated:_______________, 1996

                                            EACH OF THE SELLING STOCKHOLDERS
                                            NAMED IN SCHEDULE II HERETO


                                            By:________________________________
                                               On his own behalf and as
                                               Attorney-in-Fact

Dated:_______________, 1996




            The  foregoing   Underwriting  Agreement  is  hereby  confirmed  and
accepted as of the date first above written.

                                             H.J. MEYERS & CO., INC.


                                             By:_______________________________

                                             Title:____________________________


Dated:_______________, 1996

                                   SCHEDULE I

                            SCHEDULE OF UNDERWRITERS


                                               Number of Firm Shares
            Underwriter                           to be Purchased
            -----------                        ---------------------

            H.J. Meyers & Co., Inc.


                   Total                             2,000,000

                                   SCHEDULE II



            Selling Stockholders               Number of Option Shares
            --------------------               -----------------------



                   Total                                50,000